Exhibit 10.1

$2,100,000 INSTITUIONAL FINANCING AGREEMENT

KAYA HOLDINGS, INC.

305 S. ANDREWS AVENUE, SUITE 209

FORT LAUDERDALE, FL, 33301 USA

December 30, 2016

Cayman Venture Capital Fund

Governors Square, 2ndFloor

23 Lime Tree Bay Avenue, P.O. Box 1569

Grand Cayman KY1-1110, Cayman Islands

Ladies and Gentlemen:

Cayman Venture Capital Fund (“Purchaser”) hereby agrees to purchase from Kaya Holdings, Inc., a Delaware corporation (the “Company”), $2,100,000 in principal amount of Convertible Promissory Notes, in the form previously offered and sold to Purchaser (the “Notes”), on the following terms on conditions:

·       Purchaser shall purchase $250,000 in principal amount of Notes from the Company on the date of this $2,100,000 Institutional Financing Agreement (the “Agreement”), which Notes will be convertible into shares of the Company’s common stock (“Shares”), at a conversion price of $0.04 (the “$0.04 Notes”).

·       Purchaser shall purchase an additional $150,000 in principal amount of $0.04 Notes from the Company on or before January 17, 2017.

·       Provided Purchaser has fulfilled its obligation to purchase all $400,000 in principal amount of $0.04 Notes from the Company on or before January 17, 2017, Purchaser shall have the right to purchase up to an aggregate of an additional $700,000 in principal amount of Notes at any time and from time to time during the period commencing on the date of this Agreement and ending on March 31, 2017, which Notes will be convertible into Shares at a conversion price of $0.07 (the “$0.07 Notes”).

·       Provided Purchaser has fulfilled its obligation to purchase all $700,000 in principal amount of $0.04 Notes from the Company on or before March 31, 2017, Purchaser shall have the right to purchase up to an aggregate of up to an additional $1,000,000 in principal amount of Notes at any time and from time to time during the period commencing on the date of this Agreement and ending on June 30, 31, 2017, which Notes will be convertible into Shares at a conversion price of $0.10 (the “$0.10 Notes”).

The purchase price for the Notes shall be equal to the principal amount thereof (the “Purchase Price”). The Purchase Price shall be payable contemporaneously with each purchase of Notes hereunder by wire transfer in immediately available funds in accordance with instructions furnished by the Company. The Notes and Shares issuable upon conversion of the Notes (collectively, the “Securities”) are being offered and sold to Purchaser by the Company in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.

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Purchaser understands that Purchaser’s rights and responsibilities as a Purchaser will be governed by the terms and conditions of this Agreement and the Company’s filings under the Securities Exchange Act of 1934, as amended (the “SEC Reports,” and together with this Subscription Agreement, collectively, the “Offering Documents”).

1.              Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company as follows:

(a)            Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(b)           Purchaser (i) has adequate means of providing for Purchaser’s current needs and possible contingencies and Purchaser has no need for liquidity of Purchaser’s investment in the Securities; (ii) can bear the economic risk of losing the entire amount of Purchaser’s investment in the Securities; and (iii) has such knowledge and experience that Purchaser is capable of evaluating the relative risks and merits of this investment. The purchase of the Notes is consistent, in both nature and amount, with Purchaser’s overall investment program and financial condition.

(c)            Purchaser is a sophisticated, experienced investor, capable of determining and understanding the risks and merits of this investment.

(d)           Purchaser has received and read, and is familiar with the Offering documents. All other publicly available documents, records and books pertaining to the Company and this offer and sale of Notes requested by Purchaser, have been made available or delivered to Purchaser.

(e)            Purchaser has had the opportunity to ask questions of and receive answers from the Company’s officers and representatives concerning the Company’s affairs in general and the terms and conditions of this offer and sale of Notes.

(f)            Purchaser understands that there are significant risks implicit in the business of the Company including without limitation, those set forth in the SEC Reports.

(g)           Other than as set forth in the Offering Documents, no person or entity has made any representation or warranty whatsoever with respect to any matter or thing concerning the Company and the offer and sale of Notes and Purchaser is purchasing the Notes based solely upon Purchaser’s own investigation and evaluation.

(h)           Purchaser understands that the Securities have not been registered under the Securities Act or applicable state securities laws.

(i)             The Securities are being acquired solely for Purchaser’s own account, for investment and are not being purchased with a view to or for their resale or distribution.

(j)             Purchaser has the full right, power and authority to execute and deliver this Subscription Agreement and perform Purchaser’s obligations hereunder.

(k)           No approval, authorization, consent, order of other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Subscription Agreement by Purchaser or the consummation of the sale and purchase of the Securities.

2. Transferability. Purchaser understands that Purchaser may sell or otherwise transfer the Securities only if registered under the Securities Act and applicable state securities laws or Purchaser provides the Company with an opinion of counsel acceptable to the Company to the effect that such sale or other transfer may be made in absence of registration under the Securities Act and applicable state securities laws. Purchaser has no right to cause the Company to register the Securities under the Securities Act and applicable state securities laws. The certificates evidencing the Securities will contain a legend reflecting this restriction.

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3. Indemnification. Purchaser agrees to indemnify and hold harmless the Company and its directors and officers against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, any and all expenses whatsoever, including attorneys’ fees, reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by me to comply with any covenant or agreement made by Purchaser in this Agreement.

4. Jurisdictional Notice. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFER AND SALE OF THE SHARES OR THE ACCURACY OR ADEQUACY OF THE DISCLOSURE MADE TO PURCHASER IN THE OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

5. Forward Looking Statements. The Offering Documents contain forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements. Examples of forward-looking statements include projected financial information, statements of our plans and objectives for future operations and statements concerning proposed products and services. In some cases, you can identify forward-looking statements by the use of terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements. Actual events or results may differ materially. The Company undertakes no obligation to update any of the forward-looking statements after the date of the Offering Documents to conform them to actual results.

6. Modifications and Amendments to Outstanding Notes. Purchaser and the Company agree that in consideration of entering into this Agreement, the currently outstanding $1,051,825 in principal amount of Notes previously made by the Company in favor of Purchaser (the “Prior Notes”) are modified and amended as follows:

(a)            The maturity date of the Prior Notes is hereby extended to January 1, 2019 (the “Extended Maturity Date”).

(b)           Between the date of this Agreement and the Extended Maturity Date, the interest rate on the Prior Notes is hereby reduced to eight percent (8%) per annum, unless an Event of Default occurs thereunder.

(c)            Purchaser hereby waives any right to acquire additional Notes pursuant to arrangements entered into with the Company prior to the date of this Agreement.

(d)           Nothing herein shall affect the ability of Purchaser to convert the Prior Notes into Shares on or before the Extended Maturity Date in accordance with their terms

Purchaser acknowledges and agrees that the Company is in good standing and that no Event of Default has occurred under the Prior Notes and Purchaser and the Company agree that except as specifically modified and amended hereby, the Prior Notes are ratified and confirmed in all respects and are in full force and effect.

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7.       Miscellaneous.

(a)            This Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

(b)           This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment supplement or modification is sought.

(c)            This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Florida, without giving effect to the application of the principles pertaining to conflicts of laws. Exclusive jurisdiction for any action arising under this Agreement shall be in a Federal or state court of competent subject matter jurisdiction in Broward County, Florida.

(d)           The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provisions.

(e)            The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provisions of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

(f) Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys’ fees, expenses and costs at both the trial and appellate levels.

(g)       This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

(h)       This Agreement may be executed in one or more counterparts (including by facsimile, .pdf or electronic transmission), each of which will be deemed an original and all of which together will constitute one and the same instrument.

(i)       In the event that Purchaser shall fail to purchase any of the Notes as provided for herein, the Company’s sole and exclusive remedy shall be to terminate this Agreement by written notice to Purchaser, after which the parties shall have no further obligations hereunder with respect to the sale and purchase of the Notes.

IN WITNESS WHEREOF, Purchaser and the Company have executed this Agreement as of the date first above written.

PURCHASER:

CAYMAN VENTURE CAPITAL FUND

By: /s/ David M. L. Roberts

David M. L. Roberts, Director

THE COMPANY:

KAYA HOLDINGS, INC.

By: /s/ Craig Frank

Craig Frank, Chief Executive Officer

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